EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, John Cockburn, President and Chief Executive Officer of Bulldog Technologies Inc., hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Quarterly Report on Form 10-QSB of Bulldog Technologies Inc. for the three-month period ended February 28, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Bulldog Technologies Inc.

Dated: April 15, 2005

/s/ John Cockburn
John Cockburn
President and Chief Executive Officer,
Bulldog Technologies Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Bulldog Technologies Inc. and will be retained by Bulldog Technologies Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

D/HIO/704204.1